EXHIBIT 10.6
ACKNOWLEDGMENT TO
INVESTMENT FACILITIES AND
SERVICES AGREEMENT
This agreement among North Rock Insurance Company Limited (“Participating Subsidiary”), CNA Financial Corporation (“CNA”) and Loews/CNA Holdings Inc. (“Loews”) dated as of January 1, 2008, is an acknowledgment by a Participating Subsidiary to the Investment Facilities and Services Agreement dated as of January 1, 2006, as amended on January 1, 2007, among CNA, the Participating Subsidiaries and Loews (which shall be referred to herein as the “Agreement” and this acknowledgment shall be referred to herein as the “Acknowledgment”). All capitalized terms which are not defined herein shall have the same meaning as they have in the Agreement. The Acknowledgment shall terminate without further action on the part of any party when Participating Subsidiary is no longer a subsidiary of CNA and Loews has been notified in writing of such change in status. Participating Subsidiary, CNA and Loews agree to be bound by all of the terms of the Agreement except as stated otherwise in this Acknowledgment. The Acknowledgment shall be effective as of January 1, 2008.
Upon reasonable notice, the Participating Subsidiary, or its designated representative, including but not limited to any applicable regulatory authority, shall have access at any reasonable time to inspect and audit the billing statements of Loews that pertain to the services provided under the Agreement, and it may make copies of any records pertaining thereto.
NORTH ROCK INSURANCE COMPANY LIMITED

By:	/s/ Dennis R. Hemme

Title:	Senior Vice President and Treasurer

CNA FINANCIAL CORPORATION

By:	/s/ Lawrence J. Boysen

Title:	Senior Vice President and Controller

Loews/CNA Holdings Inc.

By:	/s/ Gary W. Garson

Title:	SVP